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                                                                   EXHIBIT 99.1

                              AMENDED AND RESTATED

                              EXTENSIS CORPORATION

                            1994 STOCK INCENTIVE PLAN

     1. PURPOSES AND SCOPE OF THE PLAN.

        1.1 PURPOSES OF PLAN.The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

        1.2 SCOPE OF PLAN. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

        2.1 "Administrator" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.1.1 of the Plan.

        2.2 "Board" shall mean the Board of Directors of the Company.

        2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.4 "Common Stock" shall mean the Common Stock of the Company.

        2.5 "Company" shall mean Extensis Corporation, an Oregon corporation.

        2.6 "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4.1 of the Plan, if one is appointed.

        2.7 "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether or not compensated by the Company for such services.

        2.8 "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, and, provided, further, that on the ninety-first day of such leave (where reemployment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convert into a Nonqualified Stock Option.


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        2.9 "Director" shall mean a member of the Board.

        2.10 "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        2.11 "Employee" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither the payment of a director's fee by the Company nor service as a Director shall be sufficient to constitute "employment" by the Company.

        2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.13 "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        2.14 "Nonqualified Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        2.15 "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.16 "Option" shall mean a stock option granted pursuant to the Plan.

        2.17 "Option Agreement" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        2.18 "Optioned Stock" shall mean the Common Stock subject to an Option.

        2.19 "Optionee" shall mean an Employee or Consultant who receives an Option.

        2.20 "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        2.21 "Plan" shall mean this Amended and Restated 1994 Stock Incentive Plan.

        2.22 "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        2.23 "Sale" or "Sold" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares without consideration, except past or future services.

        2.24 "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.


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        2.25 "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN

        3.1 SIZE OF PLAN POOL. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 5,400,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        3.2 RETURN OF UNEXERCISED OPTION SHARES. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

        3.3 RETURN OF UNVESTED OR RESTRICTED SHARES. If Shares Sold under the Plan or purchased upon the exercise of an Option are repurchased by the Company pursuant to restrictions applicable to such Shares, the number of Shares repurchased shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

        3.4 RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     4. ADMINISTRATION OF THE PLAN.

        4.1 PROCEDURE. The Plan shall be administered by the Board.

            4.1.1 MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

            4.1.2 ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (i) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.


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            4.1.3 ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (i) the Board, or (ii) a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

        4.2 POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion, to do any or all of these things.

            4.2.1 GRANT OPTIONS. To grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options.

            4.2.2 AUTHORIZE SALES. To authorize Sales of Shares of Common Stock hereunder.

            4.2.3 DETERMINE FAIR MARKET VALUE. To determine, upon review of relevant information and in accordance with Section 8-4 of the Plan, the fair market value of the Common Stock.

            4.2.4 DETERMINE EXERCISE OR PURCHASE PRICE. To determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan.

            4.2.5 DECIDE WHO GETS OPTIONS. To determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option.

            4.2.6 DECIDE WHO GETS STOCK. To determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold.

            4.2.7 INTERPRET PLAN. To interpret the Plan.

            4.2.8 MAKE RULES ABOUT PLAN. To prescribe, amend and rescind rules and regulations relating to the Plan.

            4.2.9 SET AND AMEND OPTION TERMS. To determine the terms and provisions of each Option granted (which need not be identical) and, with consent of the holder thereof, modify or amend each Option.

            4.2.10 SET AND AMEND SALE TERMS. To determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale.


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            4.2.11 CHANGE EXERCISE DATES OF OPTIONS. To accelerate or defer
(with the consent of the Optionee) the exercise date of any Option.

            4.2.12 CHANGE VESTING RESTRICTIONS. To accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan.

            4.2.13 AUTHORIZE SIGNERS. To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board.

            4.2.14 ESTABLISH SHAREHOLDER AGREEMENT RESTRICTIONS. To determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan.

            4.2.15 CANCEL AND REISSUE OPTIONS (SUBJECT TO PRICE RESTRICTIONS). To effect at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant.

            4.2.16 MAKE CASE BY CASE EXCEPTIONS AT TERMINATION OF EMPLOYMENT.
To establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter.

            4.2.17 APPROVE FORMS. To Approve forms of agreement for use under the Plan.

            4.2.18 REDUCE EXERCISE PRICE. To reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

            4.2.19 APPROVE CASH SETTLEMENTS. To determine whether and under what circumstances an Option may be settled in cash under subsection 12.10 instead of Common stock.

            4.2.20 DO OTHER THINGS NEEDED OR ADVISABLE. To make all other determinations deemed necessary or advisable for the administration of the Plan.

        4.3 EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees; and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

     5. ELIGIBILITY

        5.1 PERSONS ELIGIBLE. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.


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        5.2 ISO LIMITATION. No Incentive Stock Option may be granted to an
Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

        5.3 SECTION 5.2 LIMITATIONS. Section 5.2 of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by a "Nonqualified Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

        5.4 NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall, not confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

        5.5 OTHER LIMITATIONS. The following limitations shall apply to grants of Options to Employees:

            5.5.1 No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

            5.5.2 In connection with his or her initial employment, an Employee may be granted an Option to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection 5.5.1 above.

            5.5.3 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

            5.5.4 If any Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the canceled Option shall be counted against the limits set forth in subsections 5.5.1 and 5.5.2 above). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 14 of the Plan.

     7. TERM OF OPTIONS.

        7.1 TERM OF ISOS TO 10% OR LESS HOLDERS. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.


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        7.2 TERM OF NONQUALIFIED OPTIONS TO 10% OR LESS HOLDERS. The term of each Nonqualified Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

        7.3 TERM FOR HOLDERS OF MORE THAN 10%. In the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is a Nonqualified Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

     8. EXERCISE/PURCHASE PRICE AND CONSIDERATION.

        8.1 EXERCISE/PURCHASE PRICE. The per Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale (other than a Sale which is a grant for which no purchase price is payable) shall be such price as is determined by the Administrator, but shall be subject to the requirements of this Section 8.

        8.2 ISO PRICE.

            8.2.1 ISO PRICE TO HOLDERS OF MORE THAN 10%. In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Sham on the date of the grant.

            8.2.2 ISO PRICE TO HOLDERS OF 10% OR LESS. In the case of an Incentive Stock Option granted to any other Employee, the per Share exercise price, shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

        8.3 NONQUALIFIED OPTION AND SALE PRICE.

            8.3.1 NONQUALIFIED PRICE TO HOLDERS OF MORE THAN 10%. In the case of a Nonqualified Stock Option or Sale, the per Share exercise/purchase price shall be determined By the Administrator.

        8.4 PRICING AT LESS THAN FAIR MARKET VALUE. Any determination to establish an Option exercise price or affect a Sale of Common Stock at less than fair market value on the date of the Option grant or authorization of Sale shall be accompanied by an express finding by the Administrator specifying that the grant or Sale is in the best interest of the Company, and specifying both the fair market value and the Option exercise price or sale price of the Common Stock.

        8.5 FAIR MARKET VALUE. The fair market value per Share shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock for the date of grant or authorization of Sale, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of Sale, as reported in THE WALL STREET JOURNAL.


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        8.6 CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator and may consist in whole or part of:

            8.6.1 CASH, CHECK, NOTE. Cash, Check, or Promissory Note.

            8.6.2 TRANSFERRED OR WITHHELD SHARES. Transfer to the Company of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price, or delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price. If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

     9. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom An Option is so granted within a reasonable time after the date of such grant.

    10. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Administrator shall approve.

    11. NONTRANSFERABILITY OF OPTIONS. Except as otherwise specifically provided in the Option Agreement, an Option nay not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

    12. EXERCISE OF OPTION.

        12.1 WHEN EXERCISABLE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

        12.2 NO FRACTIONAL SHARES. An Option may not be exercised for a fraction of a Share.

        12.3 HOW EXERCISED. An Option shall be deemed to be exercised when written notice of such exercise his been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8.6 of the Plan.

             12.3.1 DEPOSITS FOR WITHHOLDING TAXES. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements.


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             12.3.2 SHAREHOLDER AGREEMENTS. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board.

        12.4 NO SHAREHOLDER RIGHTS OR ADJUSTMENTS UNTIL ISSUANCE. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

        12.5 EFFECT OF EXERCISE AN PLAN POOL. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        12.6 TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Administrator at the time of grant of an Option or thereafter) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        12.7 DISABILITY OF OPTIONEE. Notwithstanding the provisions of
Section 12.6 above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if be does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        12.8 DEATH OF OPTIONEE. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

        12.9 RULE 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        12.10 BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.


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        13.1 STOCK SPLIT AND THE LIKE. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        13.2 TERMINATION ON DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

        13.3 SUBSTITUTION OR EXERCISE ON SALE OR MERGER. In the event of a proposed sale of all or substantially all, of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

    14. AMENDMENT AND TERMINATION OF THE PLAN.

        14.1 AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

        14.2 STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

         14.3 EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.


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    15. CONDITIONS UPON ISSUANCE OF SHARES.

        15.1 GENERAL COMPLIANCE REQUIREMENT. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        15.2 INVESTMENT INTENT WARRANTY. As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        15.3 GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14.2 of the Plan.

    16. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months, before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.